UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-d)(2))
☒	Definitive information statement

ARDEN INVESTMENT SERIES TRUST
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

ARDEN INVESTMENT SERIES TRUST

Arden Alternative Strategies Fund

Arden Alternative Strategies II

375 Park Avenue, 32nd Floor

New York, NY 10152

INFORMATION STATEMENT

NOTICE REGARDING SUB-ADVISERS

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about December 18, 2014 to shareholders of record as of December 10, 2014. This Information Statement is being provided to the shareholders of Arden Alternative Strategies Fund (“AASF”) and Arden Alternative Strategies II (“AAS II,” together with AASF, the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Funds received from the Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Arden Asset Management LLC (“Arden” or the “Adviser”), subject to certain conditions such as approval of each Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated sub-adviser (or sub-advisers) that Arden believes is (are) best suited to achieve the Funds’ investment objectives.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUNDS AND THEIR ADVISORY AGREEMENTS

Arden, located at 375 Park Avenue, 32nd Floor, New York, NY 10152, serves as the investment adviser to AASF and AAS II pursuant to investment advisory agreements (collectively, the “Advisory Agreement”) dated October 25, 2012 and June 26, 2013, respectively, which were most recently renewed on September 19, 2014. The Funds have retained the Adviser to manage all aspects of the investments of the Funds (including oversight of each of the Fund’s sub-advisers). Sub-advisers are generally chosen on the basis of some or all of the following selection criteria established by Arden: an analysis of the sub-adviser’s performance during various time periods and market cycles, the sub-adviser’s reputation, experience, training and investment philosophy, process and policies, the sub-adviser’s operational strength and resources, whether the sub-adviser has an identifiable track record and/or the degree to which the sub-adviser has a personal investment in the investment program. As compensation for its services, Arden receives an advisory fee from each Fund and, from this advisory fee, Arden pays each sub-adviser a sub-advisory fee.

Pursuant to each sub-advisory agreement, the sub-adviser is delegated responsibility for a Fund’s day-to-day management for the assets of the Fund allocated to such sub-adviser (“Allocated Portion”). Each sub-advisory agreement provides in substance that the sub-advisers will make and implement investment decisions for its Allocated Portion in its discretion and will continuously develop an investment program for the Allocated Portion. The sub-advisory agreements permit each sub-adviser to effect securities transactions on behalf of a Fund through associated persons of the sub-adviser. The sub-advisory agreements also specifically permit the sub-advisers to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to a Fund, although the sub-advisers have no current plans to pay a material amount of such compensation.

THE SUB-ADVISORY AGREEMENTS

At a meeting of the Board of Trustees on September 19, 2014 (“Meeting”), the Board, including all of the Board members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved, on behalf of the Funds, Arden’s recommendation to approve a sub-advisory agreement (“Ellington Sub-Advisory Agreement”) with Ellington Management Group, LLC (“Ellington”), which became effective on or about September 26, 2014. At the Meeting, the Board, including all of the Independent Trustees, also unanimously approved, on behalf of the Funds, Arden’s recommendation to approve a sub-advisory agreement (“GSAM Sub-Advisory Agreement” and together with the Ellington Sub-Advisory Agreement, the “Sub-Advisory Agreements”) with Goldman Sachs Asset Management, L.P. (“GSAM” and together with Ellington, the “Sub-Advisers”), which became effective on or about September 29, 2014. Prior to the addition of the new Sub-Advisers, AASF had 12 sub-advisers and AAS II had 11 sub-advisers (collectively, the “Existing Sub-Advisers”). Pursuant to the Ellington Sub-Advisory Agreement and GSAM Sub-Advisory Agreement, Ellington and GSAM will each manage its Allocated Portion using Global Macro investment strategies.

At the Meeting, the Board, including all of the Independent Trustees, unanimously approved, on behalf of the Funds, the renewal of the sub-advisory agreement (the “Previous Sub-Advisory Agreement”) with PEAK6 Advisors LLC (the “PEAK6”). The Previous Sub-Advisory Agreement provided that it would automatically terminate in the event of its assignment as defined in the 1940 Act. Effective October 1, 2014, PEAK6 Investments L.P. sold its 50 percent interest in PEAK6 to PEAK6’s Chief Executive Officer/Chief Investment Officer (the “Transaction”), resulting in the assignment and thereby automatic termination of the Previous Sub-Advisory Agreement. In connection with the Transaction, PEAK6 was renamed Achievement Asset Management LLC (“Achievement”). The Transaction did not result in any changes to the investment, product control, marketing or operations teams of PEAK6 who are now employees of Achievement. In anticipation of the Transaction, the Board, including all of the Independent Trustees, unanimously approved, on behalf of the Funds, the proposed sub-advisory agreement (“Achievement Sub-Advisory Agreement”) between Achievement and Arden effective October 1, 2014, subject to the closing of the Transaction, which occurred on October 1, 2014. The New-Sub-Advisory Agreement went into effect on October 1, 2014. The Achievement Sub-Advisory Agreement is

materially identical to the Previous Sub-Advisory Agreement, including with respect to the fees paid to Achievement by Arden.

Under the Advisory Agreement, each Fund pays Arden a fee as follows:

Net Assets (billions)	Annual rate at each asset level
First $1.0	1.85%
Next $1.0	1.65%
Over $2.0	1.50%

For the fiscal year ended October 31, 2014, the total investment advisory fees paid by AASF and AAS II to the Adviser totaled $19,031,548.98 and $0, respectively, after waivers and reimbursements.

The table above represents the fee rate paid by the Funds to Arden, which will not change as a result of the Board’s approval of the Sub-Advisers and Achievement. Arden, in turn, pays the Sub-Advisers, Achievement and the Existing Sub-Advisers a fee out of its own assets. The Existing Sub-Advisers’ sub-advisory agreements and services provided pursuant to such agreements are unchanged as a result of the Board’s approval of the Sub-Advisers and Achievement.

INFORMATION ABOUT ELLINGTON

Ellington is part of a family of affiliate advisers founded in 1994, which is owned by EMG Holdings, L.P. and VC Investment LLC. As of November 1, 2014, Ellington and its affiliate advisers had approximately $5.9 billion in assets under management. Ellington is located at 53 Forest Avenue, Old Greenwich, CT 06870.

The following table provides information on the principal executive officers of Ellington.

Name	Title/Responsibilities	Address
Laurence E. Penn	Vice Chairman	53 Forest Avenue, Old Greenwich, CT 06870

Olivier Cojot-Goldberg	Vice Chairman	53 Forest Avenue, Old Greenwich, CT 06870

John D. Geanakoplos	Managing Director	53 Forest Avenue, Old Greenwich, CT 06870

Michael W. Vranos	Chief Executive Officer	53 Forest Avenue, Old Greenwich, CT 06870

Richard G. Brounstein	Vice Chairman and Director of Investor Relations	53 Forest Avenue, Old Greenwich, CT 06870

Paul A. Asaro	Chief Financial Officer and Managing Director	53 Forest Avenue, Old Greenwich, CT 06870

David C. Rice	Chief Compliance Officer	53 Forest Avenue, Old Greenwich, CT 06870

Daniel R. Margolis	General Counsel	53 Forest Avenue, Old Greenwich, CT 06870

Mark I. Tecotzky	Managing Director	53 Forest Avenue, Old Greenwich, CT 06870

Bruce Caplain	Chief Accounting Officer	53 Forest Avenue, Old Greenwich, CT 06870

INFORMATION ABOUT GSAM

GSAM has been registered as an investment adviser under the 1940 Act since 1990 and is an affiliate of Goldman, Sachs & Co. As of September 30, 2014, GSAM, together with its advisory affiliates, had approximately $999 billion in assets under supervision. GSAM is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a Financial Holding Company. GSAM’s principal offices are located at 200 West Street, New York, NY 10282.

The following table provides information on the principal executive officers of GSAM.

Name	Title/Responsibilities	Address
Ellen Porges	General Counsel, Investment Management Division (Chief Legal Officer)	200 West Street, New York, NY 10282

Timothy J. O’Neill	Co-Head Investment Management Division (Co-Chief Executive Officer)	200 West Street, New York, NY 10282

Judith L. Shandling	Chief Compliance Officer	200 West Street, New York, NY 10282

Eric S. Lane	Co-Head Investment Management Division (Co-Chief Executive Officer)	200 West Street, New York, NY 10282

INFORMATION ABOUT ACHIEVEMENT

Achievement (formerly named PEAK6) was founded in 2005 and is now 100 percent owned by Achievement Holdings LLC. As of November 1, 2014, Achievement had approximately $2.3 billion in assets under management. Achievement is headquartered at 141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604, with an office in London and approximately 65 employees dedicated to it on a full-time basis.

The following table provides information on the executive officers of Achievement.

Name	Title/Responsibilities	Address
Donna J. Macdonald	Chief Compliance Officer	141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604

Joseph F. Scoby	Chief Executive Officer	141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604

Tomas Hricko	Chief Operating Officer	141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604

David K. Pritsker	Chief Financial Officer	141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604

Board Considerations RELATING TO THE SUB-ADVISORY AGREEMENTs

At the Meeting, the Board, including all of the Independent Trustees unanimously approved, on behalf of the Funds, the Sub-Advisory Agreements. The Board had discussions with each proposed Sub-Adviser. The Board also had discussions with Arden and reviewed and considered various written materials and oral presentations in connection with the Sub-Advisers’ proposed services, including with respect to the nature, extent and quality of services, financial condition and fees and expenses, investment performance and the code of ethics and compliance program of each Sub-Adviser. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved each of the Sub-Advisory Agreements.

The Nature, Quality and Extent of Services to be Provided by the Sub-Advisers

The Independent Trustees recalled and reviewed the presentations of the Sub-Advisers provided to the Board regarding their proposed services to the Funds. In connection with the sub-advisory services proposed to be provided to the Funds, the Independent Trustees discussed the resources proposed to be dedicated to the Funds by each of the Sub-Advisers, including each Sub-Adviser’s investment professional expertise and depth. The Independent Trustees considered the Sub-Advisers’ ability to perform their obligations to the Funds and adhere to the Funds’ investment restrictions. The Trustees observed the scope of services required to be performed under each proposed Sub-Advisory Agreement. The Board also considered the Sub-Advisers’ representations regarding the adequacy of their financial condition and their financial wherewithal to provide quality services to the Funds. The Trustees also considered the compliance diligence conducted on each Sub-Adviser and the Trust Chief Compliance Officer’s representations in this regard. The Independent Trustees found it was reasonable to expect that the Funds will receive the services required from the Sub-Advisers under each Sub-Advisory Agreement and expressed satisfaction with the nature, extent and quality of services proposed to be provided.

Investment Performance

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory arrangements. The Board reviewed the Sub-Advisers’ investment performance. At the Meeting, the Board noted that Ellington had delivered relatively strong performance results for its other accounts managed using similar strategies to those proposed to be provided to the Funds. At the Meeting, the Board also noted that GSAM had delivered relatively strong performance results for its other accounts managed using similar strategies to those proposed to be provided for the Funds.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that the Sub-Advisers were each in a position to provide a high-quality level of services to the Funds.

Cost of the Services Provided and Profits Realized by the Sub-Advisers from their Relationships with the Funds

The Independent Trustees reviewed the proposed cost of services to be provided by the Sub-Advisers and the proposed fees to be paid under each Sub-Advisory Agreement, which would not be paid by the Funds. It was noted that the fees to be paid under the Sub-Advisory Agreements would not be paid by the Funds, but rather by the Adviser. Because each Sub-Advisory Agreement was negotiated at arms-length by the Adviser, which is responsible for payments to the Sub-Advisers thereunder, the Independent Trustees did not consider the profitability to the Sub-Advisers from their relationship with the Funds. The Trustees considered that the proposed sub-advisory fees were within the range of those paid to the Existing Sub-Advisers providing services to the Funds. The Trustees also reviewed the other accounts managed by the Sub-Advisers, as applicable. After reviewing these and related factors, the Independent Trustees concluded, within the context of their overall conclusions, that the proposed fees under each Sub-Advisory Agreement were fair and reasonable in light of the services proposed to be provided to the Funds.

The Extent to Which Economies of Scale Would be Realized as the Funds Grow and Whether Fee Levels Would Reflect Such Economies of Scale

The Independent Trustees noted that economies of scale may be realized when a Fund’s assets were to increase significantly. They observed that the management fee rate paid to Arden includes breakpoints to allow for the realization of economies of scale as Fund assets exceed $1.0 billion, which breakpoints have not be surpassed.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed sub-advisory fees were fair and reasonable in light of the services proposed to be provided by the Sub-Advisers. In reaching this conclusion, no single factor reviewed by the Independent Trustees was determinative. At the Meeting, the Board, including all of the Independent Trustees, approved the Sub-Advisory Agreements.

Board Considerations RELATING TO THE Achievement SUB-ADVISORY AGREEMENT

At the Meeting, the Board, including all of the Independent Trustees, unanimously approved, on behalf of the Funds, the Achievement Sub-Advisory Agreement between Achievement and Arden effective October 1, 2014 in light of the Transaction. It was observed by the Board that the Achievement Sub-Advisory Agreement is intended to replace the Previous Sub-Advisory Agreement so that the change in control did not cause a disruption of services provided to the Fund upon the termination of the Previous Sub-Advisory Agreement. It was also observed that the Achievement Sub-Advisory Agreement is materially identical to the Previous Sub-Advisory Agreement. In approving the Achievement Sub-Advisory Agreement, the Board considered the following:

The Nature, Quality and Extent of Services to be Provided by Achievement

The Board considered its analysis of various reports and presentations received by it at the Meeting as part of the 15(c) review process, detailing the services performed by PEAK6, as sub-adviser for the Funds, as well as its history, reputation, expertise, resources and relative capabilities and the qualifications of its personnel. The Board reviewed the impending change in control of PEAK6 noting the Adviser’s comfort with the future financial strength of Achievement. The Board also noted the Adviser’s representation that no material changes were expected to PEAK6’s personnel, investment philosophy, investment process or compliance policies and procedures post-Transaction. The Board also discussed the acceptability of the terms of the Achievement Sub-Advisory Agreement, including that the Achievement Sub-Advisory Agreement is materially identical to the Previous Sub-Advisory Agreement, which was reviewed and renewed by the Board earlier in the Meeting. The Board recalled its earlier considerations, including its conclusion that PEAK6 was in a position to provide a high-quality level of services to the Fund. The Board noted its view that, based on the information it has received, the Transaction should not affect that conclusion.

The Board observed that it had previously approved PEAK6’s code of ethics and compliance program and that no material changes were expected post-Transaction.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, including the Adviser’s representation that Achievement will have the capability and wherewithal to carry out its responsibilities under the Achievement Sub-Advisory Agreement as well as the Adviser’s recommendation that the Board approve entering into the Achievement Sub-Advisory Agreement with Achievement, which is unaffiliated with the Adviser, the Board concluded that Achievement was in a position to provide services of a reasonable high quality to the Fund post consummation of the Transaction.

Investment Performance

For purposes of evaluating the nature, extent and quality of services to be provided under the Achievement Sub-Advisory Agreement, the Board recalled its careful review of the investment performance of the Funds and PEAK6 earlier in the Meeting in connection with the approval of the renewal of the Previous Sub-Advisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Independent Trustees recalled their earlier review of comparative fees and the costs of services to be provided under the Achievement Sub-Advisory Agreement. The Board reviewed the proposed level of sub-advisory fees under the Achievement Sub-Advisory Agreement, noting that the proposed sub-advisory fees payable to

Achievement would be paid by the Adviser and would not impact the fees paid by the Fund. The Board observed that fees paid under the Achievement Sub-Advisory Agreement are identical to those paid under the Previous Sub-Advisory Agreement, which were reviewed and approved earlier in the Meeting. The Board concluded that the Funds’ sub-advisory fees continue to be fair and reasonable in light of the extent and quality of services that the Funds receive.

Economies of Scale

The Board also considered whether there were opportunities for economies of scale to be realized by the Funds. They observed that the management fee rate paid to Arden includes breakpoints to allow for the realization of economies of scale as Fund assets exceed $1.0 billion, which breakpoints have not be surpassed.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed sub-advisory fees were fair and reasonable in light of the services proposed to be provided by Achievement. In reaching this conclusion, no single factor reviewed by the Independent Trustees was determinative. At the Meeting, the Board, including all of the Independent Trustees, approved the Achievement Sub-Advisory Agreement, assuming the closing of the Transaction.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Pursuant to an Administration and Accounting Services Agreement with the Trust, JPMorgan Chase Bank, N.A., located at One Beacon Street, Boston, Massachusetts 02108, serves as the administrator of each Fund.

Arden Securities LLC, located at Three Canal Plaza, Portland, Maine 04101, serves as the principal underwriter and exclusive agent for distribution of each Fund’s shares pursuant to a Distribution Agreement.

Pursuant to a Transfer Agent Agreement with the Trust, U.S. Bancorp Fund Services, LLC acts as each Fund’s transfer and disbursing agent. The Transfer Agent is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

FINANCIAL INFORMATION

You can obtain a free copy of the annual and semi-annual reports, when available, by writing to a Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling toll-free 1-866-773-7145.

OWNERSHIP OF THE FUNDS

As of October 31, 2014, the only persons or entities who owned of record, or who were known by AASF to own beneficially, 5% or more of the Fund’s outstanding shares was National Financial Services, LLC, 499 Washington Boulevard, Floor 5, Jersey City, NJ

07310, a subsidiary of Fidelity Investments, which owned 99.96% (114,709,887.7110 shares) of the outstanding shares of AASF on behalf of its clients.

As of October 31, 2014, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Class I shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
Societe Generale S.A. 17 Cours Valmy 92800 Puteaux France	N/A	4,000,000.0000	61.86%
UBS WM USA 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086	UBS AG	1,083,166.4050	16.75%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	N/A	597,885.9620	9.25%

As of October 31, 2014, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Advisor Class shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
National Financial Services, LLC 499 Washington Boulevard Floor 5 Jersey City, NJ 07310	Fidelity Investments	96,920.4090	44.94%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	N/A	77,072.4010	35.74%
Vanguard Brokerage Services P.O. Box 1170 Valley Forge, PA 19482	The Vanguard Group, Inc.	19,67.0850	9.10%

As of the date of this Information Statement, the Trustees and officers of the Funds as a group owned an aggregate of less than 1% of the outstanding shares of each of the Funds.

Delivery of Information Statement – Householding

Only one copy of the Notice of Internet Availability of the Information Statement is being delivered to multiple shareholders who share an address unless a Fund has received contrary instructions from one or more of the shareholders. A Fund will deliver, promptly upon oral or written request, a separate copy to a shareholder at a shared address to which a single copy was delivered.

Shareholders may notify a Fund that they wish to receive a separate copy, or wish to receive separate copies in the future, by calling 1-866-773-7145 or writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701. Multiple shareholders sharing an address can request to receive a single copy in the future if they are currently receiving multiple copies by calling or writing as indicated above.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to a Fund in reasonable time prior to the solicitation of proxies for any such meetings.

ARDEN INVESTMENT SERIES TRUST

Arden Alternative Strategies Fund ● Arden Alternative Strategies II

375 Park Avenue, 32nd Floor, New York, NY 10152

IMPORTANT Notice Regarding the Internet Availability of Information Statement

December 18, 2014

As a shareholder of Arden Alternative Strategies Fund and Arden Alternative Strategies II (collectively, the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of two new sub-advisers for the Funds as well as the change in control of one of the Funds’ sub-advisers, which triggered the need for a New Sub-Advisory Agreement (as defined below). This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of a Fund, you need not take any action.

Summary of Information Statement. At a meeting of the Board of Trustees (the “Board”) of the Trust on September 19, 2014 (“Meeting”), the Board, including all of the Board members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”), approved, on behalf of the Funds, the recommendation of the Funds’ investment adviser, Arden Asset Management LLC (“Arden”), to approve: (i) a sub-advisory agreement with Ellington Management Group, LLC (“Ellington”), which became effective on September 26, 2014; and (ii) a sub-advisory agreement with Goldman Sachs Asset Management, L.P., which became effective on September 29, 2014. The Information Statement also provides information about a new sub-advisory agreement triggered by the change of control of the Fund’s sub-adviser, PEAK6 Advisors LLC (“PEAK6”). Effective October 1, 2014, PEAK6 Investments L.P. sold its 50 percent interest in PEAK6 to PEAK6’s Chief Executive Officer/Chief Investment Officer (the “Transaction”), resulting in the assignment and thereby automatic termination of the previous sub-advisory agreement between PEAK6 and Arden (“Previous Sub-Advisory Agreement”). In connection with the Transaction, PEAK6 was renamed Achievement Asset Management LLC (“Achievement”). In anticipation of the Transaction, the Board, including all of the Independent Trustees, unanimously approved, on behalf of the Funds, the proposed sub-advisory agreement (“New Sub-Advisory Agreement”) between Achievement and Arden effective October 1, 2014, subject to the closing of the Transaction, which occurred on October 1, 2014. The New-Sub-Advisory Agreement went into effect on October 1, 2014. The New Sub-Advisory Agreement is materially identical to the Previous Sub-Advisory Agreement, including with respect to the fees paid to Achievement by Arden.

The Funds have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Arden, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by each Fund’s Board. Approval by the Funds’ shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this, each Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Funds’ website at www.ardenfunds.com/literature/ and click on your Fund followed by the link captioned “Information Statement.” Once you have downloaded the Information Statement, click on “File” and select the “Print” option to print to your printer. The Information Statement will be available on the website until at least March 31, 2014.

You can obtain a free paper or e-mail copy of the Information Statement and each Fund’s annual and semi-annual reports, when available, by calling toll-free 1-855-59ARDEN, e-mailing investorrelations@ardenasset.com or visiting www.ardenfunds.com, which provides additional contact information.

If you want to receive a paper copy of the Information Statement, you must request one.